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Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ceridian Corporation

    We consent to incorporation by reference in Registration Statements Nos. 33-49601, 33-61551, 33-34035, 2-97570, 33-56833, 33-54379, 33-56325, 33-62319, 33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143, 333-58145, 333-66643, 333-50757, 333-83455, 333-89565 and 333-39384 on Form S-8 of Ceridian Corporation of our report dated January 25, 2000 (except as to the effect of matters discussed in Note B which is as of January 22, 2001) relating to the consolidated balance sheets of Ceridian Corporation and subsidiaries as of December 31, 1999 and 1998 as restated and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1999 as restated and our report dated January 25, 2000 relating to the consolidated financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which reports are included in the 1999 Annual Report on Form 10-K/A of Ceridian Corporation.

                        /s/ KPMG LLP

Minneapolis, MN
January 22, 2001

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CONSENT OF INDEPENDENT AUDITORS